                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

         Filed by Registrant  X
         Filed by a Party other than the Registrant  [ ]
         Check the appropriate box:

         [ ]      Preliminary Proxy Statement

         [X]      Definitive Proxy Statement

                            AURORA ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 BOARD OF DIRECTORS OF AURORA ELECTRONICS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

       [ ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(j)(2).

       [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).


       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
       (2)    Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
--------------------------------------------------------------------------------
       (4)    Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
       (5)    Total Fee Paid: $125.00
--------------------------------------------------------------------------------

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
--------------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No:
--------------------------------------------------------------------------------
       (3) Filing Party: Aurora Electronics, Inc.
--------------------------------------------------------------------------------
       (4)    Date Filed: February 25, 1997
--------------------------------------------------------------------------------


____________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            AURORA ELECTRONICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 25, 1997


       As a stockholder of Aurora Electronics, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at Aurora Electronics, Inc., 9477 Waples Street, Suite 150, San Diego, California 92121, on Tuesday,
March 25, 1997, at 1:00 p.m. local time, for the following purposes:

       1.     To elect seven directors for a one-year term, and

       2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

       The Board of Directors has fixed the close of business on February 21, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books of the Company will not be closed.

       YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

                                              By Order of the Board of Directors


                                              DEBORAH A. NICHOLLS,
                                              Secretary
Irvine, California
February 25, 1997




                             YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
              ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                            AURORA ELECTRONICS, INC.
                          2030 Main Street, Suite 1120
                          Irvine, California 92614-7241

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 25, 1997

                                  -------------

TO OUR STOCKHOLDERS:

       This Proxy Statement is furnished to stockholders of Aurora Electronics, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held Aurora Electronics, Inc., 9477 Waples Street, Suite 150, San Diego, California 92121, on Tuesday, March 25, 1997, at 1:00 p.m. local time, or at any adjournment or adjournments thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy. Unless a different choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the back side of the proxy card. The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on February 21, 1997 (the "Record Date"). This Proxy Statement and the enclosed proxy card are being sent or given to stockholders on or about February 26, 1997.

                  VOTING PROCEDURES AND REVOCABILITY OF PROXIES

       The accompanying proxy card is designed to permit each stockholder of record at the close of business on February 21, 1997 to vote in the election of directors and on any other proposal properly raised at the Annual Meeting. The proxy card provides space for a stockholder to (a) vote in favor of or to withhold voting for the nominees for the Board of Directors, (b) vote for or against any proposal to be considered at the Annual Meeting or (c) abstain from voting on any proposal other than election of directors if the stockholder chooses to do so. The election of directors will be decided by a plurality of the votes entitled to be cast at the Annual Meeting by the holders of the Common Stock and the Convertible Preferred Stock. In all other matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by the holders of the Common Stock and Convertible Preferred Stock is required to take stockholder action.

       The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the Common Stock and the Convertible Preferred Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Welsh, Carson, Anderson and Stowe VII, L.P.'s ("WCAS VII") presence at the Annual Meeting, in person or by proxy, is sufficient to constitute a quorum. Shares as to which authority to vote has been withheld with respect to any matter brought to a vote before the stockholders will not be counted as a vote in favor of such matter. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. A broker nonvote will have no effect on the outcome of any vote of the stockholders. Stockholders are urged to sign the accompanying proxy card and return it promptly.

       When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Jim C. Cowart and John P. Grazer. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

       If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted for the election of the seven nominees for director and, at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting or any adjournment(s) of the Annual Meeting. Valid proxies will be voted at the Annual Meeting and at any adjournment(s) of the Annual Meeting in the manner specified.

       Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by any act inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation will be effective unless notice of such revocation has been received by the Company at or prior to the Annual Meeting.

       The total issued and outstanding capital stock of the Company as of January 31, 1997 consisted of 5,742,523 shares of Common Stock and 400,000 shares of Convertible Preferred Stock.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE - ELECTION OF DIRECTORS

       Seven directors are proposed to be elected at the Annual Meeting. If elected, each director will hold office until the next annual meeting of stockholders or until his successor shall be duly elected and qualified. The election of directors will be decided by a plurality of the votes entitled to be cast at the meeting by the holders of the Common Stock and the Convertible Preferred Stock. All nominees named below are members of the present Board of Directors of the Company. All nominees have consented to serve if elected, but, if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any of the nominees named below will be unable to serve.

       In connection with the recapitalization of the Company in March 1996, WCAS VII was granted the right to designate up to four nominees for election to the Board of Directors. Except for the WCAS VII nominees, other nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations made by stockholders must be made by written notice, certified mail, return-receipt requested and received by the Secretary of the Company by December 1 of any calendar year. If, however, less than thirty days' notice of a stockholders' meeting called for the election of directors is given to stockholders, nominations by stockholders must be so made and received by the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director: (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of Common Stock of the Company that are beneficially owned by each such nominee and the nominating stockholder; and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       The individuals named below were nominated for election to the Board of Directors of the Company by the current Board of Directors and by WCAS VII. The name, age, business experience and public directorships of each nominee for director are as follows [verify age]:

                                                          PRINCIPAL OCCUPATION                           DIRECTOR
    NAME                             AGE                    OR EMPLOYMENT                                 SINCE
--------------------------------     ---      -----------------------------------------------------      --------
Harvey B. Cash                       58       General Partner, InterWest Partners III and IV                1993
                                              (Venture Capital Firms) (1)

Jim C. Cowart                        45       Chairman of the Board and Chief Executive Officer,            1992
                                              Aurora Electronics, Inc. (2)

Amin J. Khoury                       57       Chairman of the Board, B/E Aerospace, Inc. (3)                1993

David A. Lahar                       39       President, EOS Capital, Inc. (4)                              1992

Thomas E. McInerney                  55       General Partner, Welsh, Carson, Anderson & Stowe (5)          1996

Richard H. Stowe                     53       General Partner, Welsh, Carson, Anderson & Stowe (6)          1996

William H. Watkins, Jr.              55       Partner, Watkins, Watkins & Keenan (7)                        1983

________________________________

(1) Mr. Cash, from June 1985 to present, has been a general partner of InterWest Partners III, and from June 1989 to present, Mr. Cash has been a general partner of InterWest Partners IV, both of which are venture capital firms. Mr. Cash, since December 1983, has also been a general partner of Berry Cash Southwest Partnership, a venture capital firm. Mr. Cash is a director of Cirrus Logic, Inc. ("CRUS" - NASD), a semiconductor company; Convex Computer Corporation ("CNX" - NYSE), a manufacturer and distributor of super-mini mainframe computers; Cyrix Corporation ("CYRX"
       - NASD), a manufacturer and distributor of math co-processors; and ProNet, Inc., ("PNET" - NASD), a distributor of medical pagers and electronic tracking systems. Mr. Cash has served as a director of the Company since September 1993. Mr. Cash and Mr. Cowart are first cousins.

(2) Mr. Cowart, since December 31, 1992, has served as the Chairman of the Board and Chief Executive Officer of the Company and formerly served as Vice President of Strategic Development of the Company. Since February 1992, Mr. Cowart has served as Chairman of EOS Capital, Inc., a private capital firm which has been, from time to time, retained by the Company. Mr. Cowart is also a director of B/E Aerospace, Inc. ("BEAV" - NASD), a leading manufacturer of aircraft cabin interior products. Mr. Cowart has been a director of the Company since October 1992. Mr. Cowart and Mr. Cash are first cousins.

(3) Mr. Khoury, since July 1987, has served as Chairman of the Board of B/E Aerospace, Inc. ("BEAV" - NASD), a leading manufacturer of aircraft cabin interior products. From July 1987 until March 1996, Mr. Khoury also served as Chief Executive Officer of B/E Aerospace, Inc. Mr. Khoury is Chairman of the Board of Directors of Applied Extrusion Technologies, Inc. ("AETC" - NASD), a manufacturer of packaging films, polymer nets and other specialty products. Since July 1994, Mr. Khoury has also served as director of Brooks Automation, Inc., a supplier of wafer handling systems on modules for the electronics industry. Mr. Khoury has been a director of the Company since January 1993, with the exception of the period from approximately July 1, 1993 to November 23, 1993.

(4) Mr. Lahar, since February 1992 has served as President of EOS Capital, Inc., a private capital firm which has been, from time to time, retained by the Company. From December 31, 1992 until July 1996, Mr. Lahar also served as the President of the Company and formerly served as the Chief Financial Officer of the Company. Mr. Lahar has been a director of the Company since October 1992.

(5) Mr. McInerney, since 1987, has been a general partner of Welsh, Carson, Anderson & Stowe and has been a general partner of the respective sole general partners of its associated limited partnerships. Mr. McInerney, since 1988, has served as a Director of DecisionOne Holdings Corp. ("DOCI" - NASD), and from 1994 to 1995, served as its Chairman. Mr. McInerney is also a director of Bisys Group, Inc. ("BSYS" - NASD). Mr. McInerney has been a director of the Company since March 1996.

(6) Mr. Stowe, since 1979, has been a general partner of Welsh, Carson, Anderson & Stowe and has been a general partner of the respective sole general partners of its associated limited partnerships. Mr. Stowe is a director of EmCare Holdings Inc. ("EMCR" - NASD), a provider of physician services management in hospital emergency departments; Medaphis Corporation ("MEDA" - NASD), a provider of accounts receivable management services to hospital-affiliated physicians and hospitals; Health Management Systems, Inc.("HMSY" - NASD), a provider of revenue enhancement services for health care providers and payors, and several private companies. Mr. Stowe has been a director of the Company since March 1996.

(7) Mr. Watkins, since December 1971, has been a partner and certified public accountant with Watkins, Watkins & Keenan, a certified public accounting firm. Mr. Watkins is a director of Sport Supply Group, Inc. ("GYM" -
       NYSE), a leading direct marketer of sporting goods and athletic equipment. Mr. Watkins has been a director of the Company since 1983.

             THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
                EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 31, 1997 by (i) each of the "Named Executive Officers" (as defined in Regulation S-K to the 1933 Securities Act, as amended), (ii) each director of the Company, (iii) each beneficial owner of more than 5% of the Company's Common Stock and (iv) all executive officers and directors of the Company as a group.

         Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

                                                             CLASS OF              AMOUNT AND
                                                            OUTSTANDING      NATURE OF BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          STOCK              OWNERSHIP (1)            SHARES
------------------------------------                    -----------------    --------------------      ------------
Harvey B. Cash*                                           Common Stock            150,368  (2)             ***

Jim C. Cowart*/**                                         Common Stock            537,022  (3)            2.19%

John P. Grazer**                                          Common Stock            238,586  (4)             ***

Harold Haagsma**                                          Common Stock             67,027  (5)             ***

Richard A. Kain**                                         Common Stock             14,143  (6)             ***

Amin J. Khoury*                                           Common Stock             41,250  (7)             ***

David A. Lahar*                                           Common Stock            692,833  (8)            2.82%

Thomas E. McInerney*                                      Common Stock         18,192,284  (9)            74.07%

William H. McMahon, Jr.**                                 Common Stock             23,898 (10)             ***

Richard H. Stowe*                                         Common Stock         18,180,519 (11)            74.02%

William H. Watkins, Jr.*                                  Common Stock             38,250 (12)             ***

WCAS Capital Partners II, L.P.                            Common Stock            738,295 (13)            2.99%
    320 Park Avenue, Suite 2500
    New York, NY  10022-6815

Welsh, Carson, Anderson & Stowe VII, L.P.                 Common Stock         20,985,513 (13)(14)       74.19%
    320 Park Avenue, Suite 2500
    New York, NY  10022-6815

WCAS Information Partners, L.P.                           Common Stock            235,294 (13)(14)         ***
    320 Park Avenue, Suite 2500
    New York, NY  10022-6815

Directors and Executive Officers                          Common Stock         23,836,995 (15)           79.62%
    as a group (13 persons)

____________________________________
*     Director
**    Named Executive Officer
***   Less than one percent

(1) Sole voting and investment power unless otherwise indicated, subject to community property laws where applicable. Shares of Common Stock that can be acquired through the conversion of Convertible Preferred Stock are deemed outstanding for the purpose of computing the percentage of beneficial ownership. Shares of Common Stock that were not outstanding but that could be acquired through the exercise of stock options or the conversion of convertible debentures within 60 days of January 31, 1997 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2) Includes (i) currently exercisable stock options to purchase 36,250 shares of the Company's Common Stock, (ii) 2,000 shares of the Company's Convertible Preferred Stock directly owned by Mr. Cash, which if converted, represents 94,118 shares of Common Stock and (iii) 20,000 shares of Common Stock owned by Mr. Cash.

(3) Includes (i) currently exercisable stock options to purchase 395,175 shares of the Company's Common Stock, (ii) 2,000 shares of the Company's Convertible Preferred Stock directly owned by Mr. Cowart, which if converted, represents 94,118 shares of Common Stock and (iii) 47,729 shares of Common Stock owned by Mr. Cowart.

(4) Includes (i) currently exercisable stock options to purchase 235,155 shares of the Company's Common Stock and (ii) 3,431 shares of Common Stock owned by Mr. Grazer.

(5) Includes currently exercisable stock options to purchase 67,027 shares of the Company's Common Stock.

(6) Includes (i) currently exercisable stock options to purchase 10,943 shares of the Company's Common Stock and (ii) 3,200 shares of Common Stock owned by Mr. Kain.

(7) Includes (i) currently exercisable stock options to purchase 36,250 shares of the Company's Common Stock and (ii) 5,000 shares of Common Stock owned by Mr. Khoury.

(8) Includes (i) currently exercisable stock options to purchase 671,546 shares of the Company's Common Stock and (ii) 21,287 shares of Common Stock owned by Mr. Lahar.

(9) Includes (i) currently exercisable stock options to purchase 6,250 shares of the Company's Common Stock, (ii) 1,750 shares of the Company's Convertible Preferred Stock owned directly by Mr. McInerney, which if converted, represents 82,353 shares of Common Stock, (iii) 607,211 shares of the Company's Common Stock beneficially owned by WCAS Capital Partners, II L.P., of which Mr. McInerney is a general partner of its sole general partner, (iv) 366,800 shares of the Company's Convertible Preferred Stock, which if converted, represents 17,261,176 shares of Common Stock beneficially owned by Welsh, Carson, Anderson & Stowe VII, L.P., of which Mr. McInerney is a general partner of its sole general partner and (v) 5,000 shares of the Company's Convertible Preferred Stock, which if converted, represents 235,294 shares of Common Stock beneficially owned by WCAS Information Partners, L.P., of which Mr. McInerney is a general partner of its sole general partner.

(10) Includes (i) currently exercisable stock options to purchase 19,805 shares of the Company's Common Stock and (ii) 4,093 shares of Common Stock owned by Mr. McMahon.

(11) Includes (i) currently exercisable stock options to purchase 6,250 shares of the Company's Common Stock, (ii) 1,500 shares of the Company's Convertible Preferred Stock owned directly by Mr. Stowe, which if converted, represents 70,588 shares of Common Stock, (iii) 607,211 shares of the Company's Common Stock beneficially owned by WCAS Capital Partners, II L.P., of which Mr. Stowe is a general partner of its sole general partner, (iv) 366,800 shares of the Company's Convertible Preferred Stock, which if converted, represents 17,261,176 shares of Common Stock beneficially owned by Welsh, Carson, Anderson & Stowe VII, L.P., of which Mr. Stowe is a general partner of its sole general partner and (v) 5,000 shares of the Company's Convertible Preferred Stock, which if converted, represents 235,294 shares of Common Stock beneficially owned by WCAS Information Partners, L.P., of which Mr. Stowe is a general partner of its sole general partner.

(12) Includes (i) currently exercisable stock options to purchase 36,250 shares of the Company's Common Stock and (ii) 2,000 shares of Common Stock owned by Mr. Watkins.

(13) Messrs. McInerney and Stowe are general partners of the respective sole general partners of WCAS Capital Partners II, L.P., Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Information Partners, L.P., and may be deemed to beneficially own the shares of Common Stock and Convertible Preferred stock owned by such partnerships.

(14) Reflects ownership of Convertible Preferred Stock, which if converted, represents shares of Common Stock beneficially owned.

(15) Includes (i) 5,999,348 shares of Common Stock issuable upon exercise of stock options, warrants and convertible debentures and (ii) 379,050 shares of Convertible Preferred Stock, which if converted, represents 17,837,647 shares of Common Stock.


                                   MANAGEMENT

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

       The business of the Company is managed under the direction of the Board of Directors. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors held five (5) formal meetings and acted by unanimous written consent three (3) times during the fiscal year ended September 30, 1996. During the fiscal year, each member of the Board participated in at least 75% of all Board and committee meetings held during the period that he served as a director and/or committee member.

       The Board of Directors has established an Audit Committee and a Compensation and Stock Option Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

       Audit Committee. During the fiscal year, the Audit Committee was comprised of Amin J. Khoury, Richard H. Stowe (Chairman) and William H. Watkins, Jr. The Audit Committee is empowered to recommend to the Board of Directors a firm of certified public accountants to conduct audits of the accounts and affairs of the Company, review accounting objectives and procedures of the Company and the findings and reports of the independent certified public accountants, and make such reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee did not hold any formal meetings during the past fiscal year. The last formal Audit Committee meeting was held on December 17, 1996.

       Compensation and Stock Option Committee. During the fiscal year, the Compensation and Stock Option Committee was comprised of Harvey B. Cash, Thomas
E. McInerney (Chairman) and Richard H. Stowe (all of whom are Disinterested Directors of the Company). The Compensation and Stock Option Committee is empowered to establish and revise the compensation paid to all executive officers of the Company and has complete authority to (a) construe, interpret, and administer the provisions of the 1993 Stock Option Plan and the 1996 Stock Option Plan, and the provisions of the option agreements granted thereunder; (b) select the key employees, consultants and directors to whom awards are granted, the number of options, the number of shares of Common Stock with respect to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the Common Stock subject to the option and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of the Company's Stock Option Plans; (c) prescribe, amend and rescind rules and regulations pertaining to the Company's Stock Option Plans; and (d) make all other determinations necessary or advisable for their implementation and administration. The Compensation and Stock Option Committee held various telephonic meetings during the past fiscal year, and acted by unanimous written consent two (2) times during the past fiscal year.

       The Board of Directors does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Board of Directors as a whole.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation paid by the Company to the Named Executive Officers during fiscal 1996, 1995 and 1994:

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                     AWARDS
                                                                  -------------
                                          ANNUAL COMPENSATION      SECURITIES
                                FISCAL  -----------------------    UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR     SALARY        BONUS      OPTIONS (#)   COMPENSATION (1)
-----------------------------   ------  -----------   ---------   -------------  ----------------
Jim C. Cowart,                   1996   $ 190,961   $  10,534      1,334,954(3)    $   1,928
  Chairman of the Board          1995     168,080     112,742(2)      66,000(4)        4,126
  and Chief Executive            1994     124,519      60,000         20,000           4,324
  Officer

David A. Lahar, (5)              1996   $ 186,793   $  10,534        671,546(6)    $   1,915
  President                      1995     166,238     114,742(2)      66,000(4)        3,775
                                 1994     124,519      60,000         20,000           2,794

John P. Grazer,                  1996   $ 170,936   $  10,514        899,668(7)    $   3,963
  President and Chief            1995     143,322     106,425(2)      66,000(4)        4,893
  Financial Officer              1994     133,384      50,000         20,000           3,406

Harold Haagsma, (8)              1996   $ 149,808   $  50,083         67,027(9)    $   3,404
  President, Asset Recovery      1995     145,000      58,875         16,000(4)        5,387
  Services, a division of AEG    1994     123,616      32,639         20,000           3,916

Richard A. Kain                  1996   $ 144,616   $  36,000        100,000(10)       4,726
  Senior Vice President,         1995      45,000       3,125         20,000(4)         --
  North American Operations      1994        --          --             --              --

William H. McMahon, Jr., (11)    1996   $ 206,093   $  67,347         19,805(12)   $   5,985
  President, Century Division,   1995     167,231      71,139         40,000(4)    $   5,020
  a division of AEG              1994      61,385      15,250         35,000            --

_____________________________

(1) The amounts disclosed in this column consist only of Company contributions under the Company's 401(k) plan.

(2) In connection with the completion of the recapitalization of the Company on March 29, 1996, Messrs. Cowart, Lahar and Grazer received bonuses in the amounts of $112,000, $114,000 and $105,000, respectively, in respect of 1995 performance that became payable in the event that a satisfactory recapitalization of the Company was obtained.

(3) During May 1996, Mr. Cowart surrendered for cancellation all of his outstanding options to purchase shares of Common Stock, and he was issued replacement options under the Company's 1996 Stock Option Plan (the "1996 Plan") to purchase an aggregate of 1,334,954 shares of Company Common Stock consisting of 288,387 Tranche A Options, 288,387 Tranche A1 Options, 379,090 Tranche B Options and 379,090 Tranche C Options.

(4) During May 1995, the Compensation and Stock Option Committee of the Board of Directors offered each optionee the opportunity to surrender for cancellation his or her outstanding options and replace such outstanding options with non-qualified stock options to acquire eighty percent (80%) of the number of shares of the Company's Common Stock as canceled, at a price per share equal to twenty-five cents ($0.25) over the closing price of the Company's Common Stock on May 15, 1995.

(5)    Mr. Lahar resigned from the Company effective August 1, 1996.

(6) During May 1996, Mr. Lahar surrendered for cancellation all of his outstanding options to purchase shares of Common Stock, and he was issued replacement options under the 1996 Plan to purchase an aggregate of 671,546 shares of Company Common Stock, consisting of 288,387 Tranche A Options, 288,387 Tranche A1 Options, 94,772 Tranche B Options. Mr. Lahar's options expire, unless earlier exercised, on July 31, 2001.

(7) During May 1996, Mr. Grazer surrendered for cancellation all of his outstanding options to purchase shares of Common Stock, and he was issued replacement options under the 1996 Plan to purchase an aggregate of 899,668 shares of Company Common Stock, consisting of 154,987 Tranche A Options, 154,987 Tranche A1 Options, 294,847 Tranche B Options and 294,847 Tranche C Options.

(8)    Mr. Haagsma resigned from the Company effective November 1, 1996.

(9) During May 1996, Mr. Haagsma surrendered for cancellation all of his outstanding options to purchase shares of Common Stock, and he was issued replacement options under the 1996 Plan to purchase an aggregate of 67,027 shares of Company Common Stock, consisting of 58,000 Tranche A Options, 9,027 Tranche B Options. Mr. Haagsma's options expire, unless earlier exercised, on July 30, 1997.

(10) During May 1996, Mr. Kain surrendered for cancellation all of his outstanding options to purchase shares of Common Stock, and he was issued replacement options under the 1996 Plan to purchase an aggregate of 100,000 shares of Company Common Stock, consisting of 3,000 Tranche A Options, 20,973 Tranche B Options and 76,027 Tranche C Options.

(11)   Mr. McMahon resigned from the Company effective June 28, 1996.

(12) During May 1996, Mr. McMahon surrendered for cancellation all of his outstanding options to purchase shares of Common Stock, and he was issued replacement options under the 1996 Plan to purchase an aggregate of 19,805 shares of Company Common Stock, consisting of 14,800 Tranche A Options, 5,005 Tranche B Options. Mr. McMahon's options expire, unless earlier exercised, on March 31, 1997.

COMPENSATION OF DIRECTORS

       Each non-employee director receives $2,500 for each quarter that such person serves as a director of the Company. Officers of the Company do not receive any fees for serving on the Board of Directors. Non-employee directors are automatically granted nonqualified stock options to purchase 25,000 shares of Common Stock upon election to the Board of Directors and options to purchase 5,000 shares of Common Stock on the date of each annual meeting of the Company's stockholders when such non-employee director has served on the Board of Directors for the immediately preceding 181 consecutive days, has agreed to serve as a director upon such re-election and is re-elected to the Board of Directors. All directors are entitled to reimbursement for expenses incurred for attendance at each meeting.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

       Jim C. Cowart. Mr. Cowart and the Company entered into an employment letter effective as of May 18, 1995, pursuant to which he currently serves as Chairman of the Board and Chief Executive Officer of the Company. Under the employment letter, Mr. Cowart receives an annual base salary and an incentive bonus based upon certain financial performance targets of the Company. If the Company terminates Mr. Cowart's employment without cause (as defined in the letter), Mr. Cowart's compensation and option vesting will continue for twelve (12) months. In the event of a change of control of the Company, Mr. Cowart's stock options vest immediately, and his compensation will continue for a period of two years.

       David A. Lahar. On July 31, 1996, Mr. Lahar resigned as President of the Company. On August 1, 1996, Mr. Lahar and the Company agreed on a separation package, pursuant to which Mr. Lahar received his annual base salary through December 31, 1996 and will receive one half of his annual base salary through June 30, 1997. Mr. Lahar is not eligible for any performance or discretionary bonuses. Mr. Lahar continues to serve as a director of the Company.

       John P. Grazer. Mr. Grazer and the Company entered into an employment letter effective as of October 22, 1996, pursuant to which he currently serves as President and Chief Financial Officer of the Company. Under the employment letter, Mr. Grazer receives an annual base salary and an incentive bonus based upon certain financial performance targets of the Company. If the Company terminates Mr. Grazer's employment without cause (as defined in the letter), Mr. Grazer's compensation will continue for fifteen (15) months. In the event of a change of control of the Company that leads to Mr. Grazer's termination, Mr. Grazer's compensation will continue for a period of fifteen (15) months, and his stock options will vest immediately (unless otherwise determined by the Compensation Committee).

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

       General. Harvey B. Cash, Thomas E. McInerney (Chairman) and Richard H. Stowe served on the Compensation and Stock Option Committee of the Board of Directors during the last fiscal year. Neither Mr. Cash, Mr. McInerney nor Mr. Stowe are current or former officers or employees of the Company.

       During fiscal 1996, Jim C. Cowart (Chairman of the Board and Chief Executive Officer of the Company) served as a director and member of the compensation committee of the Board of Directors of B/E Aerospace, Inc. Amin J. Khoury, a director of the Company, is Chairman of the Board of B/E Aerospace, Inc.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

       The Compensation and Stock Option Committee has responsibility for determining compensation for the Company's executive officers, setting overall compensation policy for the Company, and administering the Company's Stock Option Plans, including authority regarding the selection of award recipients and the size and terms of all option grants under the Option Plans. The Chief Executive Officer and the President of the Company make annual compensation recommendations for the Company's executive officers to the Compensation and Stock Option Committee.

       The Compensation and Stock Option Committee believes that the Company must attract and retain superior executives in order to succeed. In fiscal 1996, the Company focused on assembling and retaining a highly qualified senior management team and in aligning the interests of its officers with the success of the Company. Reaching this goal was the objective of the Compensation and Stock Option Committee in determining the type and amount of executive officer compensation for fiscal 1996, using base salary, short term incentives in the form of a bonus, long term incentives in the form of stock options and various benefits generally available to employees of the Company (such as health insurance).

       The cash compensation levels for the Company's executive officers for fiscal 1996 were determined by the Compensation and Stock Option Committee based on a variety of subjective elements, including each executive officer's compensation history, experience in rendering services to the Company and individual talents. In addition to considering these elements, the Compensation and Stock Option Committee evaluated industry-specific executive compensation survey reports with respect to the executive officers of the Company. The Compensation and Stock Option Committee based its decisions regarding the split between base salary and target bonus payments on the Company's objective of aligning officers' interests with the success of the Company by placing a percentage of each executive officer's pay at risk through a short-term incentive target bonus dependent upon Company performance and individual performance. This is consistent with the philosophy extended to the Company's management employee population in general. With respect to each executive officer other than the Chief Executive Officer and President, the Compensation and Stock Option Committee reviewed base salary in place for the prior fiscal year and target bonus levels for which each executive officer was previously eligible and made adjustments to each executive officer's cash compensation based on the foregoing elements, considered in light of the cash compensation paid to similarly situated executives as indicated by the survey reports, although the Committee did not assign weights to any one element or to the survey reports.

       Pursuant to letter agreements entered into between the Company and Messrs. Cowart and Grazer in 1995 and 1996, respectively, Messrs. Cowart and Grazer each receive an annual base salary of $200,000 and $175,000, respectively. In setting this figure, the Compensation and Stock Option Committee considered an independent study of executive compensation in addition to the foregoing variety of elements considered with respect to all executive officers. The study compared compensation data from (a) nine comparable organizations, weighting the organizations comparable to the Company in terms of annual sales and the positions comparable to those of Messrs. Cowart and Grazer in terms of perceived levels of accountability, and (b) published survey reports of executive compensation paid in similar industry groups as a function of annual sales, weighting the groups comparable to the Company in terms of similarity to the Company's business and the positions comparable to those of Messrs. Cowart and Grazer in terms of similarity of duties. The group of comparable organizations covered in the independent study is not the same as the peer group established to compare shareholder returns in the Performance Graph included in this Proxy Statement, but the Committee noted that some overlap existed between the two groups.

       The Compensation and Stock Option Committee did not assign weights to any one of the variety of elements or to the independent study of executive compensation in making the determination concerning base salary and target bonus levels for Messrs. Cowart and Grazer. Rather, the Compensation and Stock Option Committee followed the general philosophy that Messrs. Cowart and Grazer have the opportunity to receive total cash compensation in the mid-range of the lowest and highest combinations of base salary and target bonus levels established by the comparison data and considered the elements within this framework. The study recommended a base salary for Messrs. Cowart and Grazer of $200,000 and $175,000, respectively, which fell within the mid-range of the lowest and highest base salaries established from the comparison data. The Committee ultimately decided that the base annual salary level for each of Messrs. Cowart and Grazer would be $200,000 and $175,000, respectively.

       This report is submitted by the Compensation and Stock Option Committee and the Stock Option Committee:

         Compensation and Stock Option Committee

         Harvey B. Cash
         Thomas E. McInerney
         Richard H. Stowe

       This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference.

PERFORMANCE GRAPH

       Prior to September 30, 1992, the Company was involved in the manufacturing, distribution and marketing of sporting goods. On September 30, 1992, the Company positioned itself in the electronics industry through the acquisition of Micro-C. The Company believes that a comparison of stockholder returns achieved subsequent to fiscal 1993 to stockholder returns achieved during periods prior to fiscal 1993 would not be meaningful because of (a) the different nature of the Company's current and former principal operations, (b) the changes in the Company's management after September 30, 1992, and (c) the different peer groups associated with the Company's current and former operations. Accordingly, the following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Composite Index and an index of peer companies selected by the Company for the period since September 30, 1992. Companies in the peer group are as follows: Bell Microproducts, Benchmark Electronics, Inc., The Cerplex Group, Inc., Genicom Corp., IEC Electronics Corp., Intelogic Trace, Jabil Circuits, Inc., Jaco Electronics, Inc., Milgray Electronics, Inc., Nu Horizons Electronics Corp., PC Service Source, Inc., Plexus Corp., Richardson Electronics, Ltd., Sterling Electronics and Western Micro Technology, Inc. The comparison assumes $100 was invested on September 30, 1992 in the Company's Common Stock and in each of the two indices and assumes reinvestment of dividends.


MEASUREMENT PERIOD      AURORA ELECTRONICS, INC.     PEER GROUP    S&P 500
------------------      ------------------------     ----------    -------
9/30/92                            $100                  $100         $100
9/30/93                         $121.51               $112.94      $101.32
9/30/94                          $91.63               $117.14       $88.44
9/30/95                          $50.80               $147.95      $111.24
9/30/96                          $31.87               $136.23      $130.83


       The stock price performance depicted in the above graph is not necessarily indicative of future price performance. This Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

                              STOCKHOLDER PROPOSALS

       A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office by January 1, 1998 will be included in the Company's proxy statement and form of proxy for that meeting.

                         PERSONS MAKING THE SOLICITATION

       The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       Arthur Andersen LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the current year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

       The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                              FINANCIAL STATEMENTS

       THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO DEBORAH A. NICHOLLS, SECRETARY, AURORA ELECTRONICS, INC., 2030 MAIN STREET, SUITE 1120, IRVINE, CALIFORNIA 92614-7241; TELEPHONE NUMBER: (714) 660-1232, FAX NUMBER: (714) 851-8414. AFTER APRIL 1, 1997, REQUESTS SHOULD BE DIRECTED TO DEBORAH A. NICHOLLS, SECRETARY, AURORA ELECTRONICS, INC., 9477 WAPLES STREET, SUITE 150, SAN DIEGO, CALIFORNIA 92121; TELEPHONE NUMBER: (619) 552-1213, FAX NUMBER: (619) 552-1402.


                                             By Order of the Board of Directors,

                                             DEBORAH A. NICHOLLS,
                                             Secretary

February 25, 1997

                            AURORA ELECTRONICS, INC.

       BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                       1:00 P.M., TUESDAY, MARCH 25, 1997
            AURORA ELECTRONICS, INC., 9477 WAPLES STREET, SUITE 150,
                          SAN DIEGO, CALIFORNIA 92121


        The undersigned stockholder of Aurora Electronics, Inc. (the "Company") hereby appoints Jim C. Cowart and John P. Grazer, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:



                       (Please sign on the reverse side)

A [X] Please mark your
      votes as in this
      example.


(1)  Election of Directors:

FOR all nominees listed at right
(except as provided to the contrary below)      [ ]

WITHHOLD AUTHORITY to vote for
all nominees listed at right                    [ ]

Nominees:       Harvey B. Cash
                Jim C. Cowart
                Amin J. Khoury
                David A. Laher
                Thomas E. McInerney
                Richard H. Stowe
                William H. Watkins, Jr.

(2) On any other business that may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" EACH DIRECTOR. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated February 25, 1997, is hereby acknowledged.

PLEASE SIGN, DATE AND MAIL TODAY.


SIGNATURE                                   DATE
           -----------------------------          --------------------------


SIGNATURE                                   DATE
           -----------------------------          --------------------------
                  IF HELD JOINTLY

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)